Exhibit 16(5)

VOYA LETTERHEAD

LAW/PRODUCT FILING UNIT

ONE ORANGE WAY, C2N

WINDSOR, CT 06094-4774

J. NEIL MCMURDIE

SENIOR COUNSEL

PHONE:  (860) 580-2824  |  EMAIL:  NEIL.MCMURDIE@VOYA.COM

                                                                                                                                                                        EDGARLINK

April 24, 2015

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Attention: Filing Desk

Re:      Registrant:  Voya Retirement Insurance and Annuity Company

            Form S-3 Initial Registration

            Prospectus Title:  Voya Multi-Rate Annuity

Ladies and Gentlemen:

In my capacity as Counsel to Voya Retirement Insurance and Annuity Company, a Connecticut domiciled corporation (“Company”), I have supervised the preparation of the registration statement for the Voya Retirement Insurance and Annuity Company, Voya Multi-Rate Annuity available under certain variable annuity contracts (“Contracts”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933.

I am of the following opinion:

(1) The Company was organized in accordance with the laws of the State of Connecticut and is a duly authorized stock life insurance company under the laws of Connecticut and the laws of those states in which the Company is admitted to do business;

(2) The Company is authorized to issue Contracts in those states in which it is admitted and upon compliance with applicable local law;

(3) The Contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms; and

(4) The interests in the Contracts will, when issued and sold in the manner described in the registration statement, be legal and binding obligations of the Company and will be legally and validly issued, fully paid, and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ J. Neil McMurdie

J. Neil McMurdie

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